UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2011

SENSATA TECHNOLOGIES HOLDING N.V.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kolthofsingel 8, 7602 EM Almelo

The Netherlands

(Address of Principal Executive Offices, including Zip Code)

31-546-879-555

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 28, 2011, Sensata Technologies Holding N.V. issued a press release announcing the commencement of a series of financing transactions designed to refinance substantially all of the existing indebtedness of its wholly-owned subsidiary, Sensata Technologies B.V. (the “Issuer”). The transactions include a proposed private offering by the Issuer of up to $600 million in aggregate principal amount of new senior notes, a proposed new credit facility of the Issuer providing an up to $1,200,000,000 term loan facility and an up to $250,000,000 revolving credit facility, and the commencement of cash tender offers and consent solicitations by the Issuer for any and all of its outstanding 8% Senior Notes due 2014 (the “8% Notes”) and 9% Senior Subordinated Notes due 2016 (“9% Notes”). The consent solicitation is for proposed amendments to the indentures governing the 8% Notes and 9% Notes (the “Indentures”), which, if effected, will eliminate substantially all of the restrictive covenants of the Indentures, eliminate or modify certain events of default in the Indentures and eliminate or modify related provisions in the Indentures. The tender offers and consent solicitations are made on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated April 28, 2011 (the “Statement”), and, with respect to the 8% Notes, the Letter of Transmittal accompanying the Statement. A copy of the press release announcing the commencement of the financing transactions is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	April 28, 2011 press release entitled “Sensata Technologies Announces Financing Transactions.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ Jeffrey Cote
Date: May 2, 2011	By:	Jeffrey Cote
	Title:	Chief Administrative and Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	April 28, 2011 press release entitled “Sensata Technologies Announces Financing Transactions.”